EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

FLIR Systems, Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-82194, 33-82676, 33-92548, 333-65063, 333-36206, 333-102992, 333-111954 and 333-125822) on Form S-8 and (No. 333-108568) on Form S-3 of FLIR Systems, Inc. of our reports dated March 16, 2007, with respect to the consolidated balance sheets of FLIR Systems, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of income, shareholders’ equity and comprehensive earnings (loss), and cash flows for each of the years in the three-year period ended December 31, 2006, and the related consolidated financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of FLIR Systems, Inc.

As discussed in Note 2 to the Consolidated Financial Statements, the consolidated financial statements as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005 have been restated.

Our report on the consolidated financial statements refers to FLIR Systems, Inc.’s adoption of the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.

/s/ KPMG LLP

Portland, Oregon

March 16, 2007